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                                                                      EXHIBIT 12

                                TOM'S FOODS INC.

     STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIO)


                                                                          36 WEEK PERIOD
                                   FISCAL YEAR ENDED                           ENDED                       PROFORMA
                       ------------------------------------------   ---------------------------   ---------------------------
                       DECEMBER 31,   DECEMBER 30,   DECEMBER 28,   SEPTEMBER 7,   SEPTEMBER 6,   DECEMBER 28,   SEPTEMBER 6,
                           1994           1995           1996           1996           1997           1996           1997
                       ------------   ------------   ------------   ------------   ------------   ------------   ------------
EARNINGS:
  Pretax loss........      (754)        (18,261)       (11,067)        (8,227)        (3,161)       (11,108)        (2,669)
  Fixed charges......     7,377           9,002         10,368          6,927          8,127         13,638          1,005
                          -----         -------        -------         ------         ------        -------        -------
                          6,623          (9,259)          (699)        (1,300)         4,966          2,530          7,383
Fixed Charges:
  Interest expense...     6,405           7,870          9,402          6,271          7,181          8,443          5,843
  Preferred stock
    dividends........         0               0              0              0              0          4,407          3,263
  Interest factor
    relating to
    rentals(a).......       972           1,132            966            655            947            788            996
                          -----         -------        -------         ------         ------        -------        -------
                          7,377           9,002         10,368          6,926          8,127         13,638         10,052
Ratio of earnings to
  fixed charges......      0.90           (1.03)         (0.07)         (0.19)          0.61           0.19           0.73
                          =====         =======        =======         ======         ======        =======        =======


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(a) Represents interest expense factor related to rental expense